Exhibit 2.8

AMERICAN DEPOSITARY SHARE PURCHASE AGREEMENT

THIS AMERICAN DEPOSITARY SHARE PURCHASE AGREEMENT, dated as of March 8, 2013 (this “Agreement”), is made and entered into by and among each of the entities listed on Schedule II attached hereto (each, a “Seller” and, collectively, the “Sellers”), and GRIFOLS, S.A., a company organized under the laws of Spain (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, each Seller is the owner of the American Depositary Shares (the “Shares”) of the Purchaser, each of which (i) is evidenced by an American Depositary Receipt and (ii) represents one (1) Class B non-voting share of the Purchaser; and

WHEREAS, each Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from each Seller, the number of Shares set forth opposite such Seller’s name under the column “Number of Shares Being Sold by Seller” on Schedule II attached hereto (the “Transaction Shares”), in each case based upon and subject to the terms and conditions set forth in this Agreement; and

WHEREAS, in order to induce the Sellers to sell the Transaction Shares to the Purchaser, the Purchaser has agreed to provide certain registration rights to the Sellers with respect to the Shares owned by the Sellers following the consummation of the Transaction (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                          Purchase and Sale of the Transaction Shares; Purchase Price.

(a)                                 Subject to the terms of this Agreement, each Seller hereby sells, conveys, assigns and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from each Seller, the Transaction Shares set forth opposite such Seller’s name on Schedule II attached hereto (the “Transaction”).

(b)                                 In consideration of the aforesaid sale, conveyance, assignment and delivery of the Transaction Shares, the Purchaser hereby agrees to deliver, or cause to be delivered, to each Seller an amount in cash per Transaction Share purchased by it hereunder equal to TWENTY SEVEN DOLLARS ($27.00). The aggregate purchase price for all Transaction Shares being sold by the Sellers to the Purchaser is One Hundred Eighteen Million Eight Hundred Eighty Thousand Six Hundred Twenty Two Dollars ($118,880,622)(the “Purchase Price”).

Section 2.                                          Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to the Purchaser, on a several but not joint basis, as of the date hereof and as of the Settlement Date (as defined in Section 6(a) below) the following:

(a)                                 Capacity; Due Authorization and Execution; Enforceability. Such Seller has the power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery, and performance by such Seller of this Agreement and the consummation by such Seller of its obligations hereunder have been duly authorized by all necessary action by such Seller. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of such Seller has been duly and validly authorized and empowered to do so and has the authority to bind such Seller and to effectuate the transactions contemplated by this Agreement.

(b)                                 No Contravention; No Conflict. The execution, delivery and performance by such Seller of this Agreement and consummation by such Seller of the Transaction do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Seller, (ii) violate any provision of any foreign, federal or state statute, rule or regulation which is, to such Seller’s knowledge, applicable to such Seller, (iii) conflict with, or result in any violation of, any provision of any Organizational Document (as defined in Section 8 below) of such Seller or (iv) violate or result in a default under any contract to which such Seller or any of such Seller’s assets or properties are bound. No consent or approval of, or filing by such Seller with, any governmental authority or other Person (as defined in Section 8 below) not a party hereto is required for the execution, delivery and performance by such Seller of this Agreement or the consummation of the Transaction by such Seller.

(c)                                  Beneficial Ownership; No Encumbrances; Transfer Restrictions. Such Seller is the beneficial owner of the Transaction Shares being sold to the Purchaser, free and clear of any Encumbrances (as defined in Section 8 below), and upon the transfer of such Transaction Shares to the Purchaser, the Purchaser shall acquire good title thereto, free and clear of any Encumbrances or Transfer Restrictions (as defined in Section 8 below), other than Transfer Restrictions arising solely under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and/or under similar foreign or state securities laws (the “Permitted Securities Law Restrictions”).

(d)                                 No Adverse Proceedings. No Proceedings (as defined in Section 8 below) relating to the Transaction Shares are pending or, to the knowledge of such Seller, threatened, before any court, arbitrator or administrative or governmental body or authority that would adversely affect such Seller’s right to transfer the Transaction Shares to the Purchaser.

(e)                                  Access; Investment Experience and Sophistication. Such Seller has received all of the information that it considers necessary or appropriate for deciding whether to sell the

Transaction Shares to the Purchaser. Such Seller is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies. Such Seller has conducted an independent evaluation of the Purchaser and its business and prospects and the Transaction Shares to determine whether to engage in the Transaction and sell the Transaction Shares to the Purchaser.

(f)                                   No Additional Purchaser Representations or Warranties. The Purchaser is not making any representations or warranties to the Sellers, and the Sellers are not relying on any statements, whether oral or written, which may have been made at any time by the Purchaser or on the Purchaser’s behalf, except for those representations and warranties of the Purchaser expressly set forth in Section 3 of this Agreement.

Section 3.                                          Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents to and warrants to, as of the date hereof and as of the Settlement Date to, and agrees with, the Sellers as follows:

(a)                                 Capacity; Due Authorization and Execution; Enforceability. The Purchaser has the power and capacity to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of the Purchaser has been duly and validly authorized and empowered to do so and has the authority to bind the Purchaser and to effectuate the transactions contemplated by this Agreement.

(b)                                 No Contravention; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser, (ii) violate any provision of any foreign, federal or state statute, rule or regulation which is, to the Purchaser’s knowledge, applicable to the Purchaser, (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Purchaser or (iv) violate or result in a default under any material contract to which the Purchaser or any of the Purchaser’s assets or properties are bound. No consent or approval of, or filing by the Purchaser with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction by the Purchaser.

(c)                                  No Additional Sellers’ Representations or Warranties. The Sellers are not making any representations or warranties to the Purchaser, and the Purchaser is not relying on any statements, whether oral or written, which may have been made at any time by the Sellers or on the Sellers’ behalf, except for those representations and warranties of the Sellers expressly set forth in Section 2 of this Agreement.

Section 4.                                          Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date).

(b)                                 The Sellers shall have complied with all of the Sellers’ covenants and agreements contained in this Agreement to be performed by the Sellers on or prior to the Settlement Date.

Section 5.                                          Conditions Precedent to Obligations of the Sellers. The obligations of the Sellers are subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date).

(b)                                 The Purchaser shall have complied with all of the Purchaser’s covenants and agreements contained in this Agreement to be performed by the Purchaser on or prior to the Settlement Date.

Section 6.                                          Settlement and Settlement Date.

(a)                                 Delivery by the Sellers. The closing and settlement of the Transaction shall take place on or about March 11, 2013 (the actual day of the closing and settlement, the “Settlement Date”). On the Settlement Date, subject to the provisions of Section 5 hereof, each Seller shall cause the Transaction Shares set forth opposite its name under the column “Number of Shares Being Sold by Seller” on Schedule II attached hereto to be transferred through the Depository Trust Company (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”) system to the account maintained by American Stock Transfer & Trust Company, LLC (the “Transfer Agent”) at DTC as set forth on Schedule I attached hereto. The Transaction Shares delivered to the Purchaser pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions (other than the Permitted Securities Law Restrictions). In the event that any of the Transaction Shares are held in “street name” through a bank, broker or other nominee, the Sellers shall instruct such bank, broker or nominee to transfer the Transaction Shares to the Purchaser as provided in this Agreement.

(b)                                 Delivery by the Purchaser. Subject to the provisions of Section 4 hereof, immediately following receipt of evidence by the Purchaser of the transfer of the Transaction Shares to the Purchaser in accordance with Section 6(a) above, the Purchaser shall deliver or cause to be delivered the Purchase Price against such delivery of the Transaction Shares by causing the respective portion of the Purchase Price to be paid to each Seller, in the amount set forth opposite such Seller’s name on Schedule II attached hereto and to the accounts designated by each Seller as set forth on Schedule II attached hereto (it being understood that Purchaser will initiate the payment procedure to such account of each Seller immediately after and, if practicable, simultaneously with, the transfer to the Purchaser of the Transaction Shares and receipt of such evidence of book-entry notations reflecting the purchase of the Transaction Shares hereunder).

Section 7.                                          Registration Obligations.

(a)                                 Shelf Registration.

(i)                                     On or prior to the twentieth (20th) day following the Purchaser’s filing of its Form 20-F for its fiscal year ended December 31, 2012, the Purchaser shall prepare and file with the Commission a Registration Statement (as defined in Section 8) covering the resale of all of the Registrable Securities (as defined in Section 8) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Purchaser shall not be obligated to include such Registrable Securities in such Registration Statement but the Purchaser shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statement, as expeditiously as possible, but in no event later than the date which is thirty (30) days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form F-3 and shall contain (except if otherwise directed by the Sellers) the “Plan of Distribution”, substantially as attached hereto as Schedule III. In the event Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Purchaser shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Sellers may consent and (ii) attempt to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Purchaser shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission.

(ii)                                  The Purchaser shall use reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, and shall use reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction of any type (including, without limitation, volume or manner of sale restrictions) pursuant to Rule 144 under the Securities Act (the “Effectiveness Period”).

(iii)                               The Purchaser shall notify each Seller in writing promptly (and in any event within one (1) Business Day (as defined in Section 8 below)) after receiving notification from the Commission that the Registration Statement has been declared effective.

(iv)            The Sellers acknowledge and agree that the Purchaser is not required, by virtue of its registration obligations under this Section 7, to enter into an underwriting agreement or deliver any 10b-5 opinions or comfort letters.

(b)           Registration Procedures.   In connection with the Purchaser’s registration obligations hereunder, the Purchaser shall:

(i)              Not less than two (2) Business Days prior to the filing of a Registration Statement or any related Prospectus (as defined in Section 8 below) or any amendment or supplement thereto, the Purchaser shall furnish to the Sellers and Seller’s counsel set forth in Section 13 (“Sellers’ Counsel”) copies of all such documents proposed to be filed. The Purchaser shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Sellers shall reasonably object.

(ii)             (a) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (b) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; (iii) respond as promptly as reasonably possible, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Sellers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Sellers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)            Notify the Sellers and Sellers’ Counsel as promptly as reasonably possible, and (if requested by any such Seller or Sellers’ Counsel) confirm such notice in writing no later than one (1) Business Day thereafter, of any of the following events: (i) the Commission notifies the Purchaser whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Purchaser shall deliver to the Sellers and Sellers’ Counsel a copy of such comments and of all written responses thereto; provided, however, the Purchaser will not be required to provide copies of any responses that would result in the disclosure to a Seller of material, non-public information concerning the Purchaser unless the Sellers have executed a confidentiality agreement with the Purchaser); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other foreign, federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Purchaser receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)            Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(v)             Furnish to each Seller and Sellers’ Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Seller (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(vi)            Promptly deliver to each Seller and Sellers’ Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Sellers may reasonably request. The Purchaser hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Sellers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(vii)           Use reasonable best efforts to maintain the listing of such Registrable Securities on each national securities exchange, market or trading or quotation facility on which the Shares are then listed or quoted (a “Trading Market”).

(viii)          Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Sellers and Sellers’ Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Sellers request in writing (provided, however, Purchaser shall not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(b)(viii), (y) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 7(b)(viii), or (z) file a general consent to service of process in any such jurisdiction), to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(ix)            Cooperate with the Sellers to facilitate the timely preparation and delivery of certificates (if the Registrable Securities are certificated) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

(x)             If the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Purchaser shall, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Registration Expenses. The Sellers shall pay (or reimburse the Purchaser for) all out-of-pocket fees and expenses incident to the performance by Purchaser of, or compliance with, Section 7 of this Agreement, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or blue sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing Prospectuses requested by the Sellers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Purchaser and (e) all listing fees to be paid by the Purchaser to the Trading Market. Discounts, concessions, commissions and similar selling expenses, if any, payable to an underwriter and specifically attributable to the sale of Registrable Securities by a Seller will be borne by such Seller.

(d)                                 Indemnification.

(i)              Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless each Seller and its officers, directors, members, employees and agents,

successors and assigns, and each other Person, if any, who controls such Seller within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (v) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (w) any blue sky application or other document executed by the Purchaser specifically for that purpose or based upon written information furnished by the Purchaser filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (x) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (y) any violation by the Purchaser or its agents of any rule or regulation promulgated under the Securities Act applicable to the Purchaser or its agents and relating to action or inaction required of the Purchaser in connection with such registration; or (z) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Purchaser or its agents has affirmatively undertaken or agreed in writing that the Purchaser will undertake such registration or qualification on Seller’s behalf and will reimburse such Seller, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Seller or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(ii)             Indemnification by the Sellers. Each Seller agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Purchaser, its directors, officers, employees, stockholders and each person who controls the Purchaser (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Seller to the Purchaser specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Seller be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Seller in connection with any claim relating to this Section 7 and the amount of any damages such Seller has otherwise been required to pay by reason of such untrue statement or omission) received by such Seller upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii)          Conduct of Indemnification Proceedings.   Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv)          Contribution.   If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) of this Section 7 is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Section 8.                                          Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Registrable Securities” means (i) the Shares owned by each Seller following the consummation of the Transaction as set forth opposite each such Seller’s name under the column “Number of Shares Owned by Seller Following the Transaction” on Schedule II hereto and (ii)

any other securities issued or issuable with respect to or in exchange for the Shares set forth in clause (i), whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale without restriction by the Sellers of any type (including, without limitation, volume or manner of sale restrictions) pursuant to Rule 144 under the Securities Act.

“Registration Statement” means any registration statement of the Purchaser filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign laws or under any contracts, arrangements or agreements.

Section 9.                                          Entire Agreement; Amendment and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements between the parties, written or oral. This Agreement may be amended or modified only by a writing signed by all parties hereto.

Section 10.                                   Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions. No waiver of any provision of this Agreement or of any rights or benefits arising hereunder shall be deemed to constitute or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided in writing.

Section 11.                                   Governing Law; Jurisdiction and Venue. This Agreement is made under and shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of laws or choice of laws thereof. The parties hereto expressly agree that, with respect to any dispute, litigation or other matter relating to or arising out of the relationships contemplated by this Agreement, exclusive jurisdiction and venue thereof shall be in the Federal Court of the United States located in the Southern District of New York, and each of the parties hereto hereby expressly (i) consents to the exclusive jurisdiction and venue of such Court, (ii) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such Court, (iii) irrevocably waives any defense of an inconvenient forum to the maintenance of any action or proceeding in such Court, (iv) consents to service of process by mailing or delivering such service to the party at its respective principal business address and (v) agrees that a final judgment in any such action or proceeding from which there is no further appeal shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any manner provided by law.

Section 12.                                   Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

Section 13.                                   Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when personally delivered, (ii) one Business Day after being sent by FedEx or other internationally recognized overnight delivery service or (iii) when sent by electronic mail. All notices shall be addressed to the parties as follows:

If to the Sellers:

c/o Cerberus Capital Management, L.P.

875 Third Avenue

New York, NY 10022

Attention: Mark A. Neporent, Senior Managing Director, Chief Operating Officer and General Counsel

Email: mneporent@cerberuscapital.com

with a required copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Robert G. Minion, Esq.

Email: rminion@lowenstein.com

Fax: 646.414.6930

If to the Purchaser:

Grifols, S.A.

c/o Grifols Inc.

2410 Lillyvale Ave

Los Angeles, CA 90032-3514

Attention: David Ian Bell, Esq., General Counsel

Email: david.bell@grifols.com

Fax: (323) 227-9053

with a required copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Julie M. Allen, Esq.

Email: JAllen@proskauer.com

Fax: (212) 969-2900

Section 14.                                   Assignment; Binding Effect. No party hereto may transfer, sell, encumber, appoint agents with respect to, or assign its rights or obligations under this Agreement in whole or in part without the prior written consent of the other party to this Agreement; provided, however, the foregoing shall not apply to, and no consent shall be required in connection with, any transfer, sale or assignment by operation of law. Without limiting any other rights or remedies of the parties, any assignment by a party in violation of the foregoing shall be of no force and effect and void ab initio. Without limiting any of the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and any permitted assigns.

Section 15.                                   Further Assurances. In the event that any additional agreements, instruments or other actions are required in the reasonable opinion of any of the parties hereto or by the transfer agent of the Purchaser and/or the depositary in order to effectuate the intents and purposes of this Agreement and the transactions contemplated hereby, each of the parties hereto shall prepare, execute and deliver such additional agreements and other instruments in mutually acceptable form, and take such other further actions as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby. The forgoing shall include such cooperation and actions of the Sellers reasonably requested by the Purchaser, whether prior to or following the Settlement Date, to the extent required by the Purchaser’s transfer agent or the depositary to effect a transfer of the Transaction Shares.

Section 16.                                   Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be conveyed by facsimile or other electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or other electronic transmission; provided that failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

Section 17.                                   Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing such provision, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 18.                                   No Strict Construction. This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement shall not be construed more strictly against one party than against the other party.

Section 19.                                   Headings and Captions. Headings and captions of this Agreement are for convenience of reference only and are not to be construed in any way as part of this Agreement or in the interpretation of this Agreement.

Section 20.                                   United States Dollars. All payments pursuant to this Agreement shall be made in United States dollars.

Section 21.                                   Public Announcements. Without the prior written consent of the other party, no party to this Agreement shall, directly or indirectly, make or cause to be made, any press release, filing or other public disclosure that discloses or reveals the identity of the other parties to this Agreement (or its Affiliates) or files or discloses this Agreement or any of the terms hereof, provided, however, that a party may disclose such information if required by applicable law, regulation or legally binding request by any regulatory authority, after consultation with the other parties and after being advised by its outside legal counsel that such disclosure is so legally required, provided, further, that in such event the disclosing party shall, except to the extent advanced notice of such disclosure would cause the disclosing party to violate applicable law or regulation, provide advance notice of such disclosure to the other parties together with a copy of the disclosure (or such portions thereof that relate to the other party or to the terms of this Agreement).

Section 22.                                   Expenses. Each of the Purchaser and the Sellers shall be responsible for their own fees and expenses (including attorneys’ fees) associated with the negotiation, preparation, execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLERS:

GABRIEL ASSETS, LLC

By:	Partridge Hill Management, LLC,
its investment manager

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS AMERICA SERIES ONE HOLDINGS, LLC

By:	Cerberus Institutional Partners (America), L.P.
with respect to Series One, its managing member

By:	Cerberus Institutional Associates (America),
L.L.C., its general partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS AMERICA SERIES TWO HOLDINGS, LLC

By:	Cerberus Institutional Partners (America), L.P.
with respect to Series Two, its managing member

By:	Cerberus Institutional Associates (America),
L.L.C., its general partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS SERIES TWO HOLDINGS, LLC

By:	Cerberus Institutional Partners, L.P.
with respect to Series Two, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS SERIES THREE HOLDINGS, LLC

By:	Cerberus Institutional Partners, L.P.
with respect to Series Three, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS INTERNATIONAL, LTD.

By:	Partridge Hill Overseas Management, LLC,
its investment manager

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its general partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

PURCHASER:

GRIFOLS, S.A.

By:	/s/ Victor Grifols Roura
Name: Victor Grifols Roura
Title: Director, Chairman and Chief Executive Officer

Schedule III

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling American Depositary Shares (“Shares”) or interests in Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in their Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•             ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•             block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•             purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•             an exchange distribution in accordance with the rules of the applicable exchange;

•             privately negotiated transactions;

•             short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•             through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•             broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

•             a combination of any such methods of sale; and

•             any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of Shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the Shares may be sold without restriction of any type (including, without limitation, volume or manner of sale restrictions) pursuant to Rule 144 of the Securities Act.